Exhibit 23.4

September 13, 2004


Mr. Dick Thon, CFO ProUroCare, Inc.
One Carlson Parkway, Suite 124
Plymouth, Minnesota 55447

         Re: Consent of Business Valuation Appraiser

Dear Mr. Thon:

We consent to the use of our name and the reference to our Market Value Appraisals of ProUroCare, Inc. as of July 6, 2001 and January 14, 2002 in your company's registration statement on Form SB-2.



Very truly yours,

Gerald G. Gray & Associates, Inc.

By: /s/ Lyndon L. Steele
-----------------------------
Lyndon L. Steele, ASA